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                                  EXHIBIT 99
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                         SUSQUEHANNA BANCSHARES, INC.
                     26 NORTH CEDAR STREET, P.O. BOX 1000
                             LITITZ, PA 17543-7000
                                (717) 626-4721

                    SUSQUEHANNA BANCSHARES, INC. ANNOUNCES
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               MANAGEMENT SUCCESSION AND EXECUTIVE APPOINTMENTS
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     FOR IMMEDIATE RELEASE: LITITZ, PA. March 1, 2001: Susquehanna Bancshares,
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Inc. (Susquehanna) (Nasdaq: SUSQ - news) announced today that following the
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Annual Shareholders Meeting on May 25, 2001, as part of the Company's management succession plan, William J. Reuter, President, has been appointed to succeed Robert S. Bolinger as Susquehanna's Chief Executive Officer. Mr. Bolinger has served as Chief Executive Officer since Susquehanna was founded in 1982. Following the 2001 Shareholders Meeting, he will continue as non-executive Chairman of the Board for an expected period of at least one year.

     Concomitantly, Gregory A. Duncan, Executive Vice President, will assume the additional title and responsibilities of Chief Operating Officer; and Drew K. Hostetter, Senior Vice President, Treasurer, and Chief Financial Officer will continue to serve as a member of the Executive Committee along with Messrs. Reuter and Duncan.

     Mr. Reuter was Chairman, President and CEO of Farmers & Merchants Bank and Trust Company, Hagerstown, Maryland, when Susquehanna acquired it from Equitable Bank, Baltimore, Maryland, in 1989. In 1997, he also assumed the positions of Chairman and President of Susquehanna Bank, Baltimore, Maryland. He was promoted to President of Susquehanna Bancshares, Inc., the parent holding company, in January 2000.

     Mr. Duncan was President and CEO of Citizens National Bank of Southern Pennsylvania from 1992 to 1999. He was promoted to Senior Vice President of Susquehanna Bancshares, Inc. in 1998 and then in 2000 he was promoted to Executive Vice President of Susquehanna Bancshares, Inc. Prior to joining Susquehanna's family, he served as an officer of Mellon Bank with assignments in Pittsburgh, Philadelphia and Denver.

     Mr. Hostetter was Senior Vice President and Corporate Controller of MNC Financial from 1992 to 1994. In 1995, he joined Susquehanna Bancshares, Inc. as Assistant Treasurer, was promoted to Treasurer in 1996, to Vice President, Treasurer & Chief Financial Officer in 1998, and to Senior Vice President, Treasurer and Chief Financial Officer in 2000.

     "We are extremely pleased to have individuals of Bill's, Greg's and Drew's abilities and stature within our organization which enables us to promote from within. Susquehanna's decentralized form of corporate governance has produced many strong and capable leaders who form a valuable Senior Management Team along with the Executive Committee. This team helped form our vision of being a successful independent financial holding company serving customers and communities throughout Pennsylvania, Maryland and New Jersey. Thus, the corporate culture is not expected to be materially disrupted, which augers well for Susquehanna's future," Mr. Bolinger said.


     Mr. Reuter commented, "Susquehanna continues to evolve rapidly into a financial services holding company. This is expected to enhance shareholder value while positioning Susquehanna to better serve new and existing customers. Our management team is enthusiastic about the future of the Susquehanna Bancshares franchise."

     Susquehanna Bancshares, Inc. is a multi-state financial services holding company composed of eight banks, one savings bank, two leasing companies, a credit life reinsurance company, a trust and investment company, and an asset management company with combined assets of approximately $4.8 billion. Susquehanna provides financial services through its subsidiaries - Citizens National Bank of Southern Pennsylvania, Greencastle, Pa.; Farmers & Merchants Bank and Trust, Hagerstown, Md.; Farmers First Bank, Lititz, Pa.; First National Trust Bank, Sunbury, Pa.; Williamsport National Bank, Williamsport, Pa.; First American National Bank of Pennsylvania,
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Everett, Pa.; Susque-Bancshares Leasing Co., Lititz, Pa.; Susque-Bancshares Life
Insurance Company, Lititz, Pa.; Susquehanna Trust & Investment Co., Lititz, Pa.; Susquehanna Bancshares South, Inc., parent of Susquehanna Bank, Towson, Md.; Susquehanna Bancshares East, Inc., parent of Equity Bank, N.A., Marlton, N.J.
and Founders' Bank, Bryn Mawr, Pa.; Boston Service Company, Inc. (t/a Hann Financial Service Corporation) Jamesburg, N.J.; and Valley Forge Asset
Management Corp., King of Prussia, Pa. Susquehanna's banking subsidiaries own or lease 141 community banking offices in the mid-Atlantic region.

     Investor information may be requested on Susquehanna's Web site at http://www.susqbanc.com.
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                                       For Further Information Contact:
                                       Robert S. Bolinger
                                       Chairman of the Board & CEO
                                       SUSQUEHANNA BANCSHARES, INC.